EXHIBIT 99(A)(2)
                                                                ----------------


                              LETTER OF TRANSMITTAL
              TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK
                    HAVING AN EXERCISE PRICE OF $15 PER SHARE
                       UNDER THE 1998 STOCK INCENTIVE PLAN

              PURSUANT TO THE OFFER TO EXCHANGE DATED JULY 2, 2002

                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
         5:00 P.M., PACIFIC DAYLIGHT TIME, ON WEDNESDAY, JULY 31, 2002,
                          UNLESS THE OFFER IS EXTENDED.



To:   WestCoast Hospitality Corporation
      201 West North River Drive, Suite 100
      Spokane, Washington 99201
      Attention: Patricia Stapleton
      Facsimile: (509) 325-7324



  DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE
                      WILL NOT CONSTITUTE A VALID DELIVERY.

      I acknowledge receipt from WestCoast Hospitality Corporation (the "Company") of the Offer to Exchange dated July 2, 2002 (the "Offer to Exchange") which, together with this Letter of Transmittal (this "Letter"), as they may be amended from time to time, constitutes the "Offer."

      Upon the terms and subject to the conditions set forth in the Offer, I hereby tender to the Company all options to purchase shares of the Company's common stock, par value $.01 per share, that have been granted to me under the WestCoast Hospitality Corporation 1998 Stock Incentive Plan (the "1998 Plan") and that have an exercise price of $15 per share (the "Options"), in exchange for new options, to be issued to me as described in the Offer (the "New Options"). The New Options will be subject to the terms of the 1998 Plan and to a new option agreement to be issued by the Company to me under the 1998 Plan.

      Subject to, and effective upon, the Company's acceptance for exchange of the Options, I hereby transfer to the Company all right, title and interest in and to all of the Options. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter is an amendment to the option agreement or agreements to which the Options are subject.

      I represent and warrant that I have full power and authority to tender the Options and that, when and to the extent such Options are accepted for exchange by the Company, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the 1998 Plan and the applicable option agreements, and such Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Options.

      All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

      By execution hereof, I understand that my tender of the Options constitutes my acceptance of the terms and conditions of the Offer, and that the Company's acceptance for exchange of the Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

      I acknowledge that the New Options that I will receive (a) will not be granted until on or about the first business day that is at least six months and one day after the date the Options are accepted for exchange and canceled and
(b) will be subject to the terms, vesting schedule and other conditions set forth in a new option agreement under the 1998 Plan that will be transmitted to me in connection with the grant of the New Options. I also acknowledge that my employment with the Company is on an at-will basis. I further acknowledge that, in order to receive the New Options, I must be an employee of the Company or one of its subsidiaries from the date I tender the Options through and including the date the New Options are granted and must otherwise be eligible under the 1998 Plan on the date the New Options are granted. I further acknowledge that, if I do not remain an employee, I will not receive any New Options or any other consideration for the Options that I tender and that are accepted for exchange pursuant to the Offer.

      I acknowledge that it is possible that, before new options are granted, the Company might enter into an agreement for a merger or reorganization in which the Company is not the surviving entity. I further acknowledge that, as a term and condition of the Offer, the Company has reserved the right, in the event of any transaction described in the preceding sentence, to take any actions the Company deems necessary or appropriate to complete a transaction that its board of directors believes is in the best interest of the Company and its shareholders, including terminating my right to receive new options under the Offer.

      My name and social security number appear below exactly as they appear on the option agreement or agreements representing the Options. I understand that I am not required to tender the Options in the Offer. I also understand that all of such Options properly tendered prior to the Expiration Date (as defined in the following sentence) and not properly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange. The term "Expiration Date" means 5:00 p.m., Pacific Daylight Time, on July 31, 2002, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term Expiration Date refers to the latest time and date at which the Offer, as so extended, expires.

      I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange. In any such event, I understand that all rights in the Options tendered hereby but not accepted for exchange will revert to me.

      THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.



                      [BALANCE OF PAGE INTENTIONALLY BLANK]

      I have read, understand and agree to all of the terms and conditions of the Offer.

                         OPTION HOLDER PLEASE SIGN HERE
                           (See Instructions 1 and 2)

      You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Options you are tendering.





                             SIGNATURE OF OPTION HOLDER

                             _____________________________________________
                             (Signature of Holder or Authorized Signatory)



Date:           , 2002
      ----------
Name:
      ---------------------------------------------
                   (Please Print)

Address:
         ---------------------------------------------------

         ---------------------------------------------------
                     (Please include ZIP code)

Telephone :
            ------------------------------------------------

Social Security No.:
                     ---------------------------------------

                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

      1. DELIVERY OF LETTER OF TRANSMITTAL. In order to tender the Options for exchange in the Offer, a properly completed and duly executed original of this Letter (or a facsimile thereof) must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date.

      THE METHOD BY WHICH YOU DELIVER ANY DOCUMENTS, INCLUDING THIS LETTER, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. THE COMPANY RECOMMENDS THAT YOU EITHER DELIVER THE DOCUMENTS BY HAND OR, IF THAT IS NOT PRACTICAL, THAT YOU SEND THE DOCUMENTS BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

      You may withdraw your tender of the Options pursuant to the Offer at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered Options at any time until the extended expiration of the Offer. In addition, unless the Company accepts your tendered Options before 12:00 midnight, Pacific Daylight Time, on August 15, 2002, you may withdraw your tendered Options at any time after August 15, 2002. TO WITHDRAW TENDERED OPTIONS, YOU MUST DELIVER TO THE COMPANY A WRITTEN NOTICE OF WITHDRAWAL, OR A FACSIMILE THEREOF, WITH THE REQUIRED INFORMATION WHILE YOU STILL HAVE THE RIGHT TO WITHDRAW THE TENDERED OPTIONS. The notice of withdrawal must specify your name and expressly state that you your tendered Options are withdrawn. Withdrawals may not be rescinded and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

      The Company will not accept any alternative, conditional or contingent tenders. All tendering option holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

      2. SIGNATURES ON LETTER OF TRANSMITTAL. If this Letter is signed by the holder of the Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Options are subject without alteration, enlargement or any change whatsoever.

      If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

      3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Patricia Stapleton at the address and telephone number given on the first page of this Letter. Copies will be furnished promptly at the Company's expense.

      4. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

      IMPORTANT: THIS LETTER (OR A FACSIMILE COPY THEREOF) MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO THE EXPIRATION DATE.

      5. IMPORTANT TAX INFORMATION. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.